Exhibit 99.1

News Release

ACCO BRANDS REPORTS THIRD QUARTER RESULTS

•
Reported net sales of $380 million, in line with outlook
•
Diluted EPS of $0.12 and Adjusted diluted EPS of $0.28, both include $0.11 per share in net tariff refunds
•
Closed on the acquisition of Trust on October 1, 2026
•
Raises full-year 2026 outlook to reflect tariff refunds and the acquisition

LAKE ZURICH, ILLINOIS, October 29, 2026 - ACCO Brands Corporation (NYSE: ACCO) today reported financial results for the third quarter ended September 30, 2026.

"We delivered third quarter sales consistent with our outlook, driven by a solid back-to-school season in both North America and Mexico and stabilizing trends in Workspace Solutions. Adjusted EPS included net tariff refunds, with underlying operations in line with outlook. We generated strong cashflows and continue to pay down debt, ending September with a consolidated leverage ratio of 3.6x," stated ACCO Brands' President and Chief Executive Officer, Tom Tedford.

"Technology peripherals remain our strongest long-term growth opportunity, and we closed on the acquisition of Trust, which will expand our tech peripheral portfolio to approach $500 million of pro forma annual sales. With Kensington, PowerA, EPOS and Trust, we now have a scaled platform across consumer and enterprise channels in large growth categories. Our focus is integrating these brands and delivering synergy opportunities," added Mr. Tedford.

Third Quarter Tariff Refund Impact

During the third quarter of 2026, net tariff refunds benefited consolidated operating income by $15.1 million. This resulted in a net per share benefit of $0.11 to our diluted earnings per share and 400 basis points of improvement in the consolidated adjusted operating margin in the quarter.

Third Quarter Results

Third quarter net sales decreased 0.9 percent to $380.3 million from $383.7 million in 2025. This decrease reflects 4.9 percent growth from the EPOS acquisition and 0.4 percent from favorable foreign exchange, which were more than offset by a 6.2 percent decline in comparable sales. Technology peripherals experienced softness due to global industry-wide challenges. Our overall back-to-school season was positive, with more sales being recognized in the second quarter.

Operating income was $30.3 million, compared with $26.0 million in 2025. Current-year operating income included one-time charges of $5.9 million, compared with $1.5 million in the prior year. Adjusted operating income increased to $47.8 million, up from $39.2 million in 2025, reflecting cost savings, partly offset by lower mix. Current-year operating income and adjusted operating income include $15.1 million in net tariff refunds.

Net income was $11.5 million, or $0.12 per share, compared with $4.0 million, or $0.04 per share, in 2025. The improvement in net income reflects items noted above in operating income and adjusted operating income, plus differences in discrete tax items. Adjusted net income increased to $27.2 million, from $19.5 million in 2025, and adjusted earnings per share rose to $0.28 from $0.21 in 2025.

Business Segment Results

ACCO Brands Americas – Third quarter segment net sales of $219.8 million decreased 3.4 percent from $227.6 million in the prior year. Growth from the EPOS acquisition of 2.0 percent and favorable foreign currency of 1.0 percent was more than offset by a 6.4 percent comparable sales decline. Lower demand for technology peripherals was offset by growth in Latin America.

Third quarter operating income was $25.4 million, compared with $24.7 million a year earlier, with larger non-recurring items this year. Adjusted operating income increased to $38.1 million, from $32.7 million in the prior year. The increase in both operating and adjusted operating income reflects net tariff refunds, partly offset by lower mix and volume.

ACCO Brands International – Third quarter segment net sales were $160.5 million, an increase of 2.8 percent from $156.1 million in the prior year. The EPOS acquisition increased sales by 9.2 percent and unfavorable foreign exchange reduced sales 0.4 percent.

Comparable sales were down 6.0 percent year-over-year, reflecting lower demand for technology peripherals and softness in Australia.

Third quarter operating income was $12.4 million, compared with operating income of $10.5 million in the prior year. Adjusted operating income was $17.0 million, compared with $15.9 million in the prior year. The increase in both reflects pricing and cost savings, partly offset by lower mix.

Nine Month Results

Net sales of $1,139.1 million increased 3.9 percent from $1,095.9 million in 2025. The EPOS acquisition increased sales by $56.4 million, or 5.1 percent, and favorable foreign exchange increased sales by $27.6 million, or 2.5 percent. Comparable sales decreased 3.7 percent due to industry-wide trends in technology peripherals, partially mitigated by stronger demand for learning and creative categories in the Americas segment. Globally, workspace solutions trends have moderated versus the prior year.

Operating income was $50.2 million compared with $52.3 million in 2025. Current-year operating income included restructuring and other non-recurring items totaling $23.2 million, compared with $13.2 million in the prior year. Prior-year operating income benefited from a gain on sale of assets of $6.9 million. Adjusted operating income increased to $107.6 million from $93.2 million in 2025. Current-year operating income and adjusted operating income include $15.1 million of net tariff refunds.

Net income was $45.0 million, or $0.47 per share, compared with a net income of $20.0 million, or $0.21 per share, in 2025. Nine-month net income benefited from a $33.8 million bargain purchase gain related to the preliminary purchase price allocation, partially offset by costs for the EPOS acquisition, and reflects items noted above in operating income. Prior-year net income was positively impacted by discrete tax items, notably the Company's settlelment of the outstanding tax assessments in Brazil. Adjusted net income was $56.4 million compared with $43.3 million in 2025, and adjusted earnings per share were $0.59 per share compared with $0.46 per share in 2025, reflecting items noted above in operating income and adjusted operating income.

Cash Flow, Debt and Dividend

Year to date, free cash flow was $89.0 million including $21.3 million of tariff refunds, compared with $25.8 million in the prior year. The cash balance of $174.7 million at quarter end included cash held for the acquisition of Trust, which closed on October 1. The Company's consolidated leverage ratio was 3.6x as of September 30, 2026.

Year to date, the Company has paid dividends of $20.8 million.

On October 23, 2026, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share, payable on December 9, 2026 to stockholders of record at the close of business on November 20, 2026.

Full Year 2026 Outlook

For the full year, the Company expects reported sales to increase 4.0 percent to 6.0 percent, updated to include one quarter of expected sales from the acquired Trust business. Full-year adjusted EPS is expected to be $0.98 to $1.02 inclusive of $0.12 from the tariff refund. The Company expects 2026 free cash flow of approximately $100 million and the consolidated leverage ratio of approximately 3.5x at year-end.

Webcast

At 8:30 a.m. ET on October 30, 2026, ACCO Brands Corporation will host a conference call to discuss the Company's third quarter 2026 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands is a global leader in branded technology peripherals, workspace solutions, education and creative products that enable people to work with more productivity, learn with more confidence and play with more enjoyment. We develop, nurture and acquire a portfolio of distinct, innovative and widely recognized brands, including EPOS®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Tilibra®, Trust® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, and those relating to cost reductions and anticipated pre-tax savings and restructuring costs are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "future", "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of events outside the Company's control and actual results, and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding consumer demand, tariffs, global geopolitical and economic uncertainties, and fluctuations in foreign currency exchange rates; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, the timing and recoverability of tariff refund claims, and the resulting consequences; global political and economic uncertainties; a limited number of large customers account for a significant percentage of our sales; sales of our products are affected by general economic and business conditions globally and in the countries in which we operate; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality, the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights and receive certifications from equipment and software businesses to support our technology accessories business; the introduction by third parties of new and successful gaming consoles; our ability to grow profitably through acquisitions, and successfully integrate them; our ability to successfully execute our multi-year restructuring and cost savings program and realize the anticipated benefits; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or their supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; risks associated with the use by us and other suppliers of artificial intelligence, risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; the impact of additional tax liabilities stemming from our global operations and changes in tax laws, regulations and tax rates; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by telecommunication failures, labor strikes, power and/or water shortages, public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$174.7	$64.4
Accounts receivable, net	297.5	359.7
Inventories	298.1	289.1
Other current assets	39.5	37.1
Total current assets	809.8	750.3
Total property, plant and equipment	530.6	528.4
Less: accumulated depreciation	(395.9)	(389.6)
Property, plant and equipment, net	134.7	138.8
Right of use asset, leases	66.2	78.0
Deferred income taxes	88.1	92.8
Goodwill	463.4	478.5
Identifiable intangibles, net	662.1	696.9
Other non-current assets	30.8	17.7
Total assets	$2,255.1	$2,253.0
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$7.2	$—
Current portion of long-term debt	34.1	30.8
Accounts payable	146.8	186.7
Accrued compensation	43.1	30.1
Accrued customer program liabilities	69.0	77.1
Lease liabilities	19.8	20.5
Other current liabilities	108.1	120.1
Total current liabilities	428.1	465.3
Long-term debt, net	836.8	806.0
Long-term lease liabilities	51.4	63.5
Deferred income taxes	107.7	108.8
Pension and post-retirement benefit obligations	110.6	117.5
Other non-current liabilities	30.2	27.3
Total liabilities	1,564.8	1,588.4
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(51.4)	(47.9)
Paid-in capital	1,920.0	1,909.4
Accumulated other comprehensive loss	(526.0)	(522.6)
Accumulated deficit	(653.3)	(675.3)
Total stockholders' equity	690.3	664.6
Total liabilities and stockholders' equity	$2,255.1	$2,253.0

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share data)	2026	2025	% Change	2026	2025	% Change
Net sales	$380.3	$383.7	(0.9)%	$1,139.1	$1,095.9	3.9%
Cost of products sold	244.5	257.1	(4.9)%	762.4	740.0	3.0%
Gross profit	135.8	126.6	7.3%	376.7	355.9	5.8%
Operating costs and expenses:
Selling, general and administrative expenses	93.7	87.4	7.2%	284.0	262.7	8.1%
Amortization of intangibles	11.5	11.7	(1.7)%	34.2	34.6	(1.2)%
Restructuring	0.3	1.5	(80.0)%	8.3	13.2	(37.1)%
Gain on disposal of assets	—	—	NM	—	(6.9)	(100.0)%
Total operating costs and expenses	105.5	100.6	4.9%	326.5	303.6	7.5%
Operating income	30.3	26.0	16.5%	50.2	52.3	(4.0)%
Non-operating expense (income):
Interest expense	11.9	12.5	(4.8)%	34.7	35.2	(1.4)%
Interest income	(2.4)	(3.0)	(20.0)%	(6.6)	(7.9)	(16.5)%
Non-operating pension (income) expense	(0.1)	0.7	NM	(0.3)	1.8	NM
Bargain purchase gain	2.7	—	NM	(33.8)	—	NM
Other expense, net	1.6	1.1	45.5%	5.0	2.3	117.4%
Income before income tax	16.6	14.7	12.9%	51.2	20.9	145.0%
Income tax expense	5.1	10.7	(52.3)%	6.2	0.9	NM
Net income	$11.5	$4.0	NM	$45.0	$20.0	125.0%

Per share:
Basic income per share	$0.12	$0.04	NM	$0.48	$0.22	118.2%
Diluted income per share	$0.12	$0.04	NM	$0.47	$0.21	123.8%

Weighted average number of shares outstanding:
Basic	94.1	91.7		93.6	92.1
Diluted	96.0	93.3		95.8	93.9

Cash dividends declared per common share	$0.075	$0.075		$0.225	$0.225

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025		2026	2025
Gross profit (Net sales, less Cost of products sold)	35.7%	33.0%		33.1%	32.5%
Selling, general and administrative expenses	24.6%	22.8%		24.9%	24.0%
Operating income	8.0%	6.8%		4.4%	4.8%
Income before income tax	4.4%	3.8%		4.5%	1.9%
Net income	3.0%	1.0%		4.0%	1.8%
Income tax rate	30.7%	72.8%		12.1%	4.3%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in millions)	2026	2025
Operating activities
Net income	$45.0	$20.0
Amortization of inventory step-up	4.0	—
Gain on disposal of assets	—	(6.9)
Depreciation	14.1	20.0
Amortization of debt issuance costs	1.6	1.8
Amortization of intangibles	34.2	34.6
Stock-based compensation	10.1	8.9
Bargain purchase gain	(33.8)	—
Changes in operating assets and liabilities:
Accounts receivable	89.3	73.7
Inventories	17.5	(24.8)
Other assets	2.7	(3.4)
Accounts payable	(49.5)	(0.5)
Accrued expenses and other liabilities	(31.7)	(60.8)
Accrued income taxes	(3.9)	(24.5)
Net cash provided by operating activities	99.6	38.1
Investing activities
Additions to property, plant and equipment	(10.6)	(12.3)
Proceeds from the disposition of assets	0.2	16.5
Cost of acquisitions, net of cash acquired	(1.1)	(10.1)
Net cash used by investing activities	(11.5)	(5.9)
Financing activities
Proceeds from long-term borrowings	135.5	152.9
Repayments of long-term debt	(96.8)	(145.8)
Borrowings (repayments) of notes payable, net	7.3	(1.7)
Payments for debt issuance costs	—	(1.4)
Dividends paid	(20.8)	(20.3)
Repurchases of common stock	—	(15.1)
Payments related to tax withholding for stock-based compensation	(3.5)	(0.9)
Net cash provided (used) by financing activities	21.7	(32.3)
Effect of foreign exchange rate changes on cash and cash equivalents	0.5	8.5
Net increase in cash and cash equivalents	110.3	8.4
Cash and cash equivalents
Beginning of the period	$64.4	$74.1
End of the period	$174.7	$82.5

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, the impact of foreign currency exchange rate fluctuations, unusual tax items, goodwill and indefinite-lived trade name impairments and charges, and other non-recurring items that we consider to be outside of our core operations. Tariff costs and related refunds are part of our underlying operational results and are not included in the company's non-GAAP measures. On an interim basis, we also calculate adjusted income tax expense using our estimated annual income tax rate. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Gross Profit, Adjusted Operating Income (Loss)/Adjusted Income (Loss) Before Taxes/Adjusted Net Income (Loss)/Adjusted Net Income (Loss) Per Diluted Share: Represents gross profit, operating income (loss), income (loss) before taxes, net income (loss), and net income (loss) per diluted share excluding restructuring and goodwill and indefinite-lived trade name impairment charges, the amortization of intangibles, bargain purchase gain, non-recurring items, other income/expense, adjustments to reflect the estimated annual tax rate and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense (Benefit): Represents income tax expense (benefit) excluding the tax effect of the items that have been excluded from adjusted income (loss) before taxes, unusual income tax items such as the impact of tax audits and changes in laws, and other discrete tax items. We believe our adjusted income tax expense (benefit) is useful to investors because it reflects our income tax calculated using the estimated annual tax rate before discrete tax items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. For interim periods, the income tax expense (benefit) is calculated using the estimated annual income tax rate.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, restructuring and goodwill and indefinite-lived trade name impairment charges, bargain purchase gain, and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges and other items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. In addition, this calculation of adjusted EBITDA is used in our loan agreement to calculate our leverage ratio covenant.

Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. We believe free cash flow is useful to investors because they measure our available cash flow for paying dividends, reducing debt, repurchasing shares and funding acquisitions.

Net Debt: Represents balance sheet debt plus unamortized debt origination costs and less any cash and cash equivalents.

Consolidated Leverage Ratio: Represents net debt divided by trailing twelve months adjusted EBITDA.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow, adjusted EBITDA and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended September 30, 2026 and 2025.

		Three Months Ended September 30, 2026
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$135.8	35.7%	$93.7	24.6%	$30.3	8.0%	$16.6	4.4%	$5.1	30.7%	$11.5	3.0%
Reported GAAP income per diluted share (EPS)												$0.12
Amortization of inventory step-up	(B)	0.6		—		0.6		0.6		(0.1)		0.7
Reserve for customer liquidation	(C)	—		(4.8)		4.8		4.8		1.2		3.6
Integration costs	(D)	—		(0.3)		0.3		0.3		0.1		0.2
Brazil indirect tax reserve	(H)	—		—		—		—		0.1		(0.1)
Restructuring		—		—		0.3		0.3		—		0.3
Amortization of intangibles		—		—		11.5		11.5		3.0		8.5
Bargain purchase gain	(E)	—		—		—		2.7		—		2.7
Acquisition related costs	(F)	—		—		—		1.6		0.4		1.2
Discrete tax items and adjustments to annual tax rate	(A)	—		—		—		—		1.4		(1.4)
Adjusted Non-GAAP		$136.4	35.9%	$88.6	23.3%	$47.8	12.6%	$38.4	10.1%	$11.2	29.0%	$27.2	7.2%
Adjusted income per diluted share (Adjusted EPS)												$0.28

		Three Months Ended September 30, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$26.0	6.8%	$14.7	3.8%	$10.7	72.8%	$4.0	1.0%
Reported GAAP income per diluted share (EPS)								$0.04
Restructuring		1.5		1.5		0.3		1.2
Amortization of intangibles		11.7		11.7		3.2		8.5
Brazil tax assessment	(I)	—		—		(0.3)		0.3
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(5.5)		5.5
Adjusted Non-GAAP		$39.2	10.2%	$27.9	7.3%	$8.4	30.0%	$19.5	5.1%
Adjusted income per diluted share (Adjusted EPS)								$0.21

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to Adjusted Non-GAAP Information for the nine months ended September 30, 2026 and 2025.

		Nine Months Ended September 30, 2026
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$376.7	33.1%	$284.0	24.9%	$50.2	4.4%	$51.2	4.5%	$6.2	12.1%	$45.0	4.0%
Reported GAAP income per diluted share (EPS)												$0.47
Amortization of inventory step-up	(B)	4.0		—		4.0		4.0		0.9		3.1
Reserve for customer liquidation	(C)	—		(4.8)		4.8		4.8		1.2		3.6
Integration costs	(D)	—		(0.3)		0.3		0.3		0.1		0.2
Litigation settlement	(G)	—		(4.0)		4.0		4.0		1.0		3.0
Brazil indirect tax reserve	(H)	—		(1.8)		1.8		1.8		0.6		1.2
Restructuring		—		—		8.3		8.3		2.1		6.2
Amortization of intangibles		—		—		34.2		34.2		9.1		25.1
Bargain purchase gain	(E)	—		—		—		(33.8)		—		(33.8)
Acquisition related costs	(F)	—		—		—		4.7		1.2		3.5
Discrete tax items and adjustments to annual tax rate	(A)	—		—		—		—		0.7		(0.7)
Adjusted Non-GAAP		$380.7	33.4%	$273.1	24.0%	$107.6	9.4%	$79.5	7.0%	$23.1	29.0%	$56.4	5.0%
Adjusted income per diluted share (Adjusted EPS)												$0.59

		Nine Months Ended September 30, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$52.3	4.8%	$20.9	1.9%	$0.9	4.3%	$20.0	1.8%
Reported GAAP income per diluted share (EPS)								$0.21
Restructuring		13.2		13.2		3.2		10.0
Amortization of intangibles		34.6		34.6		9.3		25.3
Gain on sale of property	(J)	(6.9)		(6.9)		(1.7)		(5.2)
Brazil tax assessment	(I)	—		—		13.1		(13.1)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(6.3)		6.3
Adjusted Non-GAAP		$93.2	8.5%	$61.8	5.6%	$18.5	30.0%	$43.3	4.0%
Adjusted income per diluted share (Adjusted EPS)								$0.46

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)

A.
The income tax impact of discrete tax items. For interim periods for years ended September 30, 2026 and 2025, the Company adjusted its tax rate to 29.0% and 30.0%, respectively, which represents its full year non-GAAP estimated annual tax rate. The Company's full year non-GAAP estimated annual tax rate remains subject to variation from the mix of earnings across the Company's operating jurisdictions.
B.
Represents the amortization of inventory step-up associated with the acquisition of EPOS.
C.
Represents reserves for uncollectible invoices related to a customer liquidation.
D.
Represents integration expenses associated with the acquisition of EPOS.
E.
Represents the bargain purchase gain associated with the acquisition of EPOS.
F.
Acquisition related costs.
G.
Settlement of patent infringement litigation.
H.
Represents a reserve associated with Brazilian indirect taxes.
I.
Settlement and release of uncertain tax positions related to the Brazil Tax Assessments.
J.
Gain related to the sale of facilities in Sidney, New York and Barcelona, Spain.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

		Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)		2026	2025	% Change	2026	2025	% Change
Net income		$11.5	$4.0	NM	$45.0	$20.0	125.0%
Inventory step-up amortization	(B)	0.6	—	NM	4.0	—	NM
Stock-based compensation		2.9	0.6	NM	10.1	8.9	13.5%
Depreciation		4.6	6.7	(31.3)%	14.1	20.0	(29.5)%
Litigation settlement	(G)	—	—	NM	4.0	—	NM
Reserve for customer liquidation		4.8	—	NM	4.8	—	NM
Integration costs	(C)	0.3	—	NM	0.3	—	NM
Brazil indirect tax reserve	(H)	—	—	NM	1.8	—	NM
Amortization of intangibles		11.5	11.7	(1.7)%	34.2	34.6	(1.2)%
Restructuring		0.3	1.5	(80.0)%	8.3	13.2	(37.1)%
Gain on disposal of assets	(J)	—	—	NM	—	(6.9)	(100.0)%
Interest expense, net		9.5	9.5	— %	28.1	27.3	2.9%
Bargain purchase gain	(E)	2.7	—	NM	(33.8)	—	— %
Other expense, net		1.6	1.1	45.5%	5.0	2.3	117.4%
Income tax expense		5.1	10.7	(52.3)%	6.2	0.9	NM
Adjusted EBITDA (non-GAAP)		$55.4	$45.8	21.0%	$132.1	$120.3	9.8%
Adjusted EBITDA as a % of Net Sales		14.6%	11.9%		11.6%	11.0%

Reconciliation of Debt to Net Debt (Unaudited)

The following table sets forth a reconciliation of debt reported in accordance with GAAP to Net Debt.

	Nine Months Ended September 30,
(in millions)	2026	2025	$ Change
Total debt per balance sheet	$878.1	$873.5
Add debt origination costs	3.1	4.3
Less cash and cash equivalents	174.7	82.5
Net Debt (non-GAAP)	$706.5	$795.3	$(88.8)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

(in millions)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Net cash provided by operating activities	$131.4	$71.5	$99.6	$38.1
Additions to property, plant and equipment	(3.8)	(5.5)	(10.6)	(12.3)
Free Cash Flow (non-GAAP)	$127.6	$66.0	$89.0	$25.8

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

	2026					2025					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating	Adjusted
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
(in millions)	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands Americas	$178.5	$3.4	$9.4	$12.8	7.2%	$173.9	$0.9	$9.1	$10.0	5.8%	$4.6	2.6%	$2.8	28.0%	140
ACCO Brands International	165.2	2.4	8.7	11.1	6.7%	143.5	5.1	4.5	9.6	6.7%	21.7	15.1%	1.5	15.6%	—
Corporate	—	(16.2)	4.0	(12.2)		—	(12.7)	—	(12.7)		—		0.5
Total	$343.7	$(10.4)	$22.1	$11.7	3.4%	$317.4	$(6.7)	$13.6	$6.9	2.2%	$26.3	8.3%	$4.8	69.6%	120

Q2:
ACCO Brands Americas	$262.9	$46.4	$9.4	$55.8	21.2%	$248.5	$40.7	$2.5	$43.2	17.4%	$14.4	5.8%	$12.6	29.2%	380
ACCO Brands International	152.2	(4.8)	8.4	3.6	2.4%	146.3	0.8	11.6	12.4	8.5%	5.9	4.0%	(8.8)	(71.0)%	(610)
Corporate	—	(11.3)	—	(11.3)		—	(8.5)	—	(8.5)		—		(2.8)
Total	$415.1	$30.3	$17.8	$48.1	11.6%	$394.8	$33.0	$14.1	$47.1	11.9%	$20.3	5.1%	$1.0	2.1%	(30)

Q3:
ACCO Brands Americas	$219.8	$25.4	$12.7	$38.1	17.3%	$227.6	$24.7	$8.0	$32.7	14.4%	$(7.8)	(3.4)%	$5.4	16.5%	290
ACCO Brands International	160.5	12.4	4.6	17.0	10.6%	156.1	10.5	5.4	15.9	10.2%	4.4	2.8%	1.1	6.9%	40
Corporate	—	(7.5)	0.2	(7.3)		—	(9.2)	(0.2)	(9.4)		—		2.1
Total	$380.3	$30.3	$17.5	$47.8	12.6%	$383.7	$26.0	$13.2	$39.2	10.2%	$(3.4)	(0.9)%	$8.6	21.9%	240

YTD:
ACCO Brands Americas	$661.2	$75.2	$31.5	$106.7	16.1%	$650.0	$66.3	$19.6	$85.9	13.2%	$11.2	1.7%	$20.8	24.2%	290
ACCO Brands International	477.9	10.0	21.7	31.7	6.6%	445.9	16.4	21.5	37.9	8.5%	32.0	7.2%	(6.2)	(16.4)%	(190)
Corporate	—	(35.0)	4.2	(30.8)		—	(30.4)	(0.2)	(30.6)		—		(0.2)
Total	$1,139.1	$50.2	$57.4	$107.6	9.4%	$1,095.9	$52.3	$40.9	$93.2	8.5%	$43.2	3.9%	$14.4	15.5%	90

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

	Net Sales Change	Currency Translation	Acquisition	Comparable Sales Change (A)	Net Sales Change	Currency Translation	Acquisition	Comparable Sales Change (A)	Comparable Sales
Q1 2026:
ACCO Brands Americas	2.6%	2.9%	2.0%	(2.3)%	$4.6	$5.1	$3.5	$(4.0)	$169.9
ACCO Brands International	15.1%	9.8%	8.1%	(2.8)%	21.7	14.0	11.7	(4.0)	139.5
Total	8.3%	6.0%	4.8%	(2.5)%	$26.3	$19.1	$15.2	$(8.0)	$309.4

Q2 2026:
ACCO Brands Americas	5.8%	1.3%	2.7%	1.8%	$14.4	$3.3	$6.6	$4.5	$253.0
ACCO Brands International	4.0%	2.5%	10.8%	(9.3)%	5.9	3.6	15.8	(13.5)	132.8
Total	5.1%	1.7%	5.7%	(2.3)%	$20.3	$6.9	$22.4	$(9.0)	$385.8

Q3 2026:
ACCO Brands Americas	(3.4)%	1.0%	2.0%	(6.4)%	$(7.8)	$2.2	$4.5	$(14.5)	$213.1
ACCO Brands International	2.8%	(0.4)%	9.2%	(6.0)%	4.4	(0.6)	14.3	(9.3)	146.8
Total	(0.9)%	0.4%	4.9%	(6.2)%	$(3.4)	$1.6	$18.8	$(23.8)	$359.9

2026 YTD:
ACCO Brands Americas	1.7%	1.6%	2.2%	(2.1)%	$11.2	$10.6	$14.6	$(14.0)	$636.0
ACCO Brands International	7.2%	3.8%	9.4%	(6.0)%	32.0	17.0	41.8	(26.8)	419.1
Total	3.9%	2.5%	5.1%	(3.7)%	$43.2	$27.6	$56.4	$(40.8)	$1,055.1

(A) Comparable sales represent net sales excluding acquisitions, if any, and with current-period foreign operation sales translated at the prior-year currency rates.